POWER OF ATTORNEY

I, the undersigned trustee of the Lincoln Variable Insurance Products Trust (“Trust”), hereby severally constitute and appoint Jayson R. Bronchetti, William P. Flory, Jr., Cynthia A. Rose, and Ronald A. Holinsky, Esq., as my true and lawful attorneys-in-fact and agents with full power in each of them of substitution and resubstitution in my name, place and stead, to sign any and all Registration Statements of the Trust and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, under the Investment Company Act of 1940 (File No. 811-08090) and the Securities Exchange Act of 1933 (File No. 33-70742), on behalf of the Trust, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. This Power of Attorney was signed by me to be effective April 20, 2017.

SIGNATURE	TITLE

/s/ Ellen G. Cooper Ellen G. Cooper	Chairman of the Board and Trustee

/s/ Jayson R. Bronchetti Jayson R. Bronchetti	President

/s/ William P. Flory, Jr. William P. Flory, Jr.	Vice President and Chief Accounting Officer

/s/ Steve A. Cobb Steve A. Cobb	Trustee

/s/ Elizabeth S. Hager Elizabeth S. Hager	Trustee

/s/ Gary D. Lemon Gary D. Lemon	Trustee

/s/ Thomas A. Leonard Thomas A. Leonard	Trustee

/s/ Thomas D. Rath Thomas D. Rath	Trustee

/s/ Pamela L. Salaway Pamela L. Salaway	Trustee

/s/ Kenneth G. Stella Kenneth G. Stella	Trustee

/s/ David H. Windley David H. Windley	Trustee